INDEMNITY AGREEMENTS
BETWEEN OMEGA FLEX, INC.
AND ITS OFFICERS AND DIRECTORS

John E. Reed	May 12, 2005
Stewart B. Reed	May 12, 2005
Kevin R. Hoben	May 12, 2005
Mark F. Albino	May 12, 2005
Lawrence J. Cianciolo	May 12, 2005
David K. Evans	May 12, 2005
David W. Hunter	May 12, 2005
Bruce C. Klink	May 12, 2005
Edward J. Trainor	May 12, 2005
E. Lynn Wilkinson	May 12, 2005